Exhibit 99.1

Sterling Financial Corporation of Spokane, Washington, Provides Fourth-Quarter 2008 Guidance

SPOKANE, Wash.--(BUSINESS WIRE)--January 13, 2009--Sterling Financial Corporation (NASDAQ:STSA), a leading community bank in the western region, announced today that it expects to recognize a non-cash charge of $275 million to $325 million related to the impairment of goodwill. This non-cash charge does not affect Sterling’s liquidity, operations or regulatory capital ratios. In addition, Sterling plans to record a fourth-quarter provision for credit losses of approximately $230 million for the quarter ended December 31, 2008. The increase in provision relates to worsening economic conditions, the continued stress on real estate values, increasing levels of both classified and non-performing assets and higher net charge-offs. As a result of the higher provision for credit losses and the non-cash charge for impairment of goodwill, Sterling anticipates that it will report a net loss for both the fourth quarter and for the year ended December 31, 2008.

Sterling's board of directors has decided to suspend its quarterly cash dividend payable on its common stock until economic conditions improve. In December 2008, Sterling strengthened its capital position by raising $303 million through the sale of preferred shares and related warrants to the U.S. Department of Treasury as part of the Treasury's Capital Purchase Program. The actions that Sterling has taken to strengthen and preserve its capital base are expected to enable Sterling to exceed the regulatory minimum "well capitalized" capital ratios. Sterling anticipates that its total risk-based capital ratio will be above 12% as of December 31, 2008. The anticipated impairment charge related to goodwill does not affect the regulatory capital ratios of Sterling or of its subsidiary banks because goodwill is excluded from calculations governing regulatory capital. Sterling and its subsidiary banks therefore are anticipated to remain "well capitalized" under the regulatory requirements.

In November 2008, Sterling took steps to protect customer deposits through its participation in the Federal Deposit Insurance Corporation's (FDIC's) voluntary expanded insurance program, which provides, without charge to depositors, full guarantee on all non-interest bearing transaction accounts held by any depositor, regardless of dollar amount. In addition, to protect interest bearing transaction accounts, the basic limit on federal deposit insurance coverage increased from $100,000 to $250,000 per depositor under the Emergency Economic Stabilization Act enacted in October 2008.

Sterling expects to release fourth-quarter and full-year 2008 earnings at 1:30 p.m. PST on Tuesday, January 27, 2009. Sterling plans to host a conference call for investors the next morning, January 28, 2009, at 8:00 a.m. PST to discuss the company's financial results. To participate in the conference call, domestic callers should dial 517-308-9194 and provide the password "STERLING." The conference call also will be available through live audio webcast and can be accessed on the company's website, www.sterlingfinancialcorporation-spokane.com.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of September 30, 2008, Sterling Financial Corporation had assets of $12.62 billion and operated more than 175 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Forward-Looking Statements

This report contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words ''expects,'' ''anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

CONTACT:
Investor Contact:
Sterling Financial Corporation
Daniel G. Byrne, 509-458-3711
EVP, Chief Financial Officer
or
Deborah L. Wardwell, CFA, 509-354-8165
VP, Investor Relations Director
or
Media Contact:
Sterling Savings Bank
Jennifer Lutz, 509-368-2032
PR Administrator